Exhibit 99.3

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUNSET FINANCIAL RESOURCES, INC.

The undersigned hereby appoint(s) Stacy M. Riffe proxy of the undersigned, with all of the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Special Meeting of Stockholders (the “Special Meeting”) of Sunset Financial Resources, Inc. (the “Company”) to be held on ____________________, 2006, at ______________________, Jacksonville, Florida, commencing at 10:00 a.m., local time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

(1)	Proposal to approve the issuance of shares of Company common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006, by and among the Company, Alesco Financial Trust and Jaguar Acquisition Inc., a wholly-owned subsidiary of the Company, pursuant to which Alesco will merge with and into Jaguar, Jaguar will remain a wholly-owned subsidiary of the Company and all outstanding shares of beneficial interest of Alesco will be converted into the right to receive 1.26 shares of Company common stock.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(2)	Proposal to adopt a new long-term incentive plan.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(3)	Proposal to adjourn or postpone the Special Meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Sunset special meeting to approve the foregoing proposals.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(4)	Proposal to transact any other business as may properly arise before the Special Meeting or any adjournments or postponements of the Special Meeting.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(Continued from reverse side)

n her discretion, Stacy Riffe is authorized to vote upon such other business as may properly come before the Special Meeting. THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 and 4. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, 3 and 4. Accordingly, please complete, sign, date and return envelope. No postage is required for mailing in the United States.

Dated:

Signature(s)

Signature(s)

IMPORTANT: Please date this proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.                   .com/

24 hours a day/7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.                   .com/

Have your Voting Instruction Form in hand and follow the
instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report and proxy statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-___________ via touch tone phone

toll-free 24 hours a day/7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call the toll-free 800 number provided on your Voting
Instruction Form or 1-800-____________.

Have your Voting Instruction Form in hand and follow the
instructions.